                       MPW INDUSTRIAL SERVICES GROUP, INC.


                        3,750,000 SHARES OF COMMON STOCKO

                             UNDERWRITING AGREEMENT

                              _______________, 1997


RAYMOND JAMES & ASSOCIATES, INC.
ROBERT W. BAIRD & CO. INCORPORATED
  As Representatives of the Several Underwriters
  Identified in Schedule I Annexed Hereto
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL  33716

Ladies and Gentlemen:

     SECTION 1. INTRODUCTORY. MPW Industrial Services Group, Inc., an Ohio corporation (the "Company"), proposes to sell 3,750,000 shares (the "Firm Shares") of common stock, no par value per share (the "Common Stock"), to the several underwriters identified in Schedule I annexed hereto (the "Underwriters"), who are acting severally and not jointly. In addition, the Company has agreed to grant to the Underwriters an option to purchase up to 562,500 additional shares of Common Stock (the "Optional Shares") as provided in section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Optional Shares are hereinafter collectively referred to as the "Shares."

     You, as representatives of the Underwriters (the "Representatives"), have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon hereafter as in your judgment is advisable after the Registration Statement hereinafter referred to becomes effective and that the Shares initially will be offered upon the terms set forth in the Prospectus (as defined below) and the public offering price of the Shares initially will be $____ per share.

     The Company hereby confirms its agreements with the Underwriters as follows:

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDER. The Company and Monte R. Black (the "Principal Shareholder"), jointly and



--------
o Plus an option to acquire up to 562,500 additional shares of Common Stock from the Company to cover over-allotments.

severally, represent and warrant to, and agree with, the several Underwriters, and shall be deemed to represent and warrant to the several Underwriters on each Closing Date (as hereinafter defined), that:

          (a) Each of the Company and the subsidiaries of the Company that are listed on Exhibit 21.1 of the Registration Statement (as hereinafter defined) (individually, a "Subsidiary" and collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation, with full corporate and other power and authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Prospectus (as hereinafter defined) and the Registration Statement (as hereinafter defined); each of the Company and the Subsidiaries is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not have a material adverse effect on the financial condition, net worth, or results of operations of the Company and the Subsidiaries, taken as a whole ("Material Adverse Effect"); and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Complete and correct copies of the articles or certificate of incorporation or formation or other organizational document, as applicable, and code of regulations or by-laws, as applicable, in each case as amended or restated (the "Charter" and "By-laws," respectively), of the Company and each of the Subsidiaries as in effect on the date hereof have been delivered to the Representatives, and no changes thereto will be made on or subsequent to the date hereof and prior to each Closing Date.

          (b) The shares of Common Stock issued and outstanding immediately prior to the issuance and sale of the Shares as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus and the Registration Statement. There are no preemptive, preferential or, except as described in the Prospectus, other rights to subscribe for or purchase any shares of Common Stock (including the Shares), and no shares of Common Stock have been issued in violation of such rights. The Shares to be issued and sold to the Underwriters have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus and the Registration Statement. The delivery of certificates for the Shares to be issued and sold hereunder and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the Underwriters, free and clear of any lien, claim, encumbrance or defect in title. Except as described in the Prospectus, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to be issued any class of security by the Company or any Subsidiary, and there are no holders of Common Stock or other securities of the Company or any Subsidiary, or of securities that are convertible or exchangeable




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     into Common Stock or other securities of the Company or any Subsidiary, that have rights to the registration of such Common Stock or securities under the Securities Act of 1933, as amended, and the regulations thereunder (together, the "Act") or the securities laws or regulations of any of the states (the "Blue Sky Laws").

          (c) Except for the Subsidiaries, and as otherwise set forth in the Prospectus, the Company has no subsidiaries and does not own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Except for the minority interest in Aquatech Environmental, Inc. which the Company will own directly on the First Closing Date (as hereinafter defined) or immediately thereafter, the Company owns directly, or indirectly through wholly-owned Subsidiaries, all of the issued and outstanding capital stock of each Subsidiary, free and clear of any and all liens, claims, encumbrances or security interests, and all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable. There are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to subscribe for or purchase any shares of capital stock of any Subsidiary.

          (d) The Company has full corporate power and authority to enter into and perform this Agreement, and the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the consummation of the transactions described herein, have been duly authorized with respect to the Company by all necessary corporate action and will not: (i) violate any provisions of the Charter or By-laws of the Company or any Subsidiary; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any property owned or leased by the Company or any Subsidiary, may be bound or affected; (iii) violate any statute, ordinance, rule or regulation applicable to the Company or any Subsidiary, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or any Subsidiary; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Securities Exchange Act of 1934, as amended, and the regulations thereunder (together, the "Exchange Act"), the Blue Sky Laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. (the "NASD"). This Agreement has been duly executed and delivered by and on behalf of the Company and is a valid and binding




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     agreement of the Company enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, and moratorium laws and other principles of equity.

          (e) A registration statement on Form S-1 (Reg. No. 333-36887) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and has been filed with the Securities and Exchange Commission (the "Commission"). Such registration statement, as finally amended and revised at the time such registration statement was or is declared effective by the Commission (including the information contained in the form of final prospectus, if any, filed with the Commission pursuant to Rule 424(b) and Rule 430A under the Act and deemed to be part of the registration statement if the registration statement has been declared effective pursuant to Rule 430A(b)) and as thereafter amended by post-effective amendment, if any, is herein referred to as the "Registration Statement." The related final prospectus in the form first filed with the Commission pursuant to Rule 424(b) or, if no such filing is required, as included in the Registration Statement, or any supplement thereto, is herein referred to as the "Prospectus." The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and each such prospectus as amended from time to time until the date of the Prospectus, is referred to herein as the "Preliminary Prospectus." The Company has prepared and filed such amendments to the Registration Statement since its initial filing with the Commission, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. There have been delivered to each Representative one signed copy of the Registration Statement and each amendment thereto, if any, together with one copy of each exhibit filed therewith, and such number of conformed copies for each of the Underwriters of the Registration Statement and each amendment thereto, if any (but without exhibits), and of each Preliminary Prospectus and of the Prospectus as the Representatives have requested.

          (f) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus, nor, to the knowledge of the Company, has any proceedings for that purpose been initiated or threatened, and each Preliminary Prospectus filed with the Commission as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto complied when so filed with the requirements of the Act and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the effective date of the Registration Statement, and at all times subsequent thereto up to each Closing Date, the Registration Statement and the Prospectus contained or will contain all statements that are required to be stated therein in accordance with the Act and conformed or will conform in all respects to the requirements of the Act, and neither the Registration Statement nor the Prospectus included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements, therein not misleading other than the information described in Section 4 of this Agreement. Neither



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     the Company, nor any person that controls, is controlled by (including the
     Subsidiaries) or is under common control with the Company, has distributed or will distribute prior to each Closing Date any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, the Registration Statement or other materials permitted by the Act and provided to the Representatives.

          (g) Ernst & Young LLP, which has expressed its opinion with respect to the audited consolidated financial statements and schedules filed with the Commission and included as a part of each Preliminary Prospectus, the Prospectus or the Registration Statement are independent accountants as required by the Act.

          (h) The consolidated financial statements and the related notes thereto included in each of the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial position, results of operations and cash flows of the Company as of their respective dates or for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The pro forma financial information and related notes thereto included in each of the Preliminary Prospectus, the Prospectus, and the Registration Statement have been prepared in accordance with the applicable requirements of the Act, are all in conformity with generally accepted accounting principles, include all adjustments necessary to present fairly the pro forma financial condition and results of operations at the respective dates and for the respective periods indicated and are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, on the date hereof, on the First Closing Date (as hereinafter defined), and the Second Closing Date (as hereinafter defined), if any. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein on a basis consistent with the consolidated financial statements of the Company contained therein. The Company had an outstanding capitalization as set forth in the Registration Statement and under "Capitalization" in the Prospectus as of the date indicated therein, and there has been no material change thereto since such date except as disclosed in the Prospectus. The financial and statistical information and data relating to the Company in each Preliminary Prospectus, the Prospectus and the Registration Statement are accurately presented and prepared on a basis consistent with the books and records of the Company. The consolidated financial statements and schedules and the related notes thereto included in each Preliminary Prospectus, the Prospectus or the Registration Statement are the only such financial statements and schedules required under the Act to be set forth therein.

          (i) Neither the Company nor any Subsidiary is in violation or in breach of: (i) its respective Charter or By-laws; (ii) any statute, ordinance, order, rule or regulation applicable to the Company or such Subsidiary; (iii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary; or (iv) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of




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     trust, evidence of indebtedness or other instrument to which the Company or such Subsidiary is a party or by which any property owned or leased by the Company or such Subsidiary is bound or affected, except, in the cases of clauses (ii) and (iv) above, for such violations or breaches that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company or any Subsidiary. The Company and each Subsidiary have obtained and hold, and are in compliance with, all material permits, certificates, licenses, approvals, registrations, franchises, consents and authorizations of governmental or regulatory authorities required under all laws, rules and regulations in connection with their businesses (hereinafter "permit" or "permits"), and all of such permits are in full force and effect; and the Company and each Subsidiary have fulfilled and performed all of their respective obligations with respect to each such permit and no event has occurred which would result in, or after notice or lapse of time would result in, revocation or termination of any such permit or result in any other impairment of the rights of the holder of such permit. Neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or other occurrence) in material violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations or orders (including those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect.

          (j) There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or to which any property owned or leased by the Company or any Subsidiary is or may be subject, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, which are required to be described in the Registration Statement or the Prospectus which are not so described, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto. Except as described in the Registration Statement or the Prospectus, neither the Company nor any
     Subsidiary: (i) is in violation of any statute, ordinance, rule or regulation, or any decision, order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environmental or human exposure to hazardous or toxic substances (collectively, "environmental laws"); (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws; (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could have a Material Adverse Effect.

          (k) There is no transaction, relationship, obligation, agreement or other document required to be described in the Registration Statement or the Prospectus or to be filed or deemed to be filed as an exhibit to the Registration Statement by the Act, which has not




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     been described or filed as required. All contracts or agreements described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary, and are enforceable by and against the Company or such Subsidiary, in accordance with the respective terms thereof, subject to bankruptcy, insolvency, and moratorium laws and other principles of equity.

          (l) The Company or a Subsidiary has good and valid title to all property and assets reflected as owned by the Company or such Subsidiary in the Company's consolidated financial statements included in the Registration Statement (or elsewhere in the Registration Statement or the Prospectus), free and clear of all material liens, claims, mortgages, security interests or other encumbrance of any kind or nature whatsoever, except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus). All property (real and personal) held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements is held by the Company or such Subsidiary under valid, subsisting, binding and enforceable leases, franchises, licenses or other agreements.

          (m) Neither the Company nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which constituted, or which could cause or result in, stabilization or manipulation, under the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

          (n) Except as described in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus and prior to each Closing
     Date: (i) neither the Company nor any Subsidiary has or will have incurred any liability or obligation, direct or contingent, or entered into any transaction, that is material to the Company, except as in the ordinary course of business; (ii) the Company has not and will not have paid or declared any dividend or other distribution with respect to its capital stock and neither the Company nor any Subsidiary is or will be delinquent in the payment of principal or interest on any outstanding debt obligation; and (iii) there has not been and will not have been any change in the capital stock, any material change in the indebtedness of the Company or any Subsidiary, or any change or development involving or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

          (o) Neither the Company nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company has, directly or indirectly: (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law; or (ii) made any payment to any federal, state or




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     foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

          (p) The Company or a Subsidiary owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses presently used in or necessary for the conduct of its business or ownership of its properties, and to the knowledge of the Company, neither the Company nor any Subsidiary has violated or infringed upon the rights of others, or received any notice of conflict with the asserted rights of others, in respect thereof.

          (q) The Company or a Subsidiary has in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary course of the business of the Company and its Subsidiaries.

          (r) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and, other than the Maintenance Agreement for Specialized Plant Services between the International Brotherhood of Painters and Allied Trades, AFL-CIO Painters District Council No. 22 and the employer, Aquatech Environmental, Inc., neither the Company nor any Subsidiary is a party to any collective bargaining agreement and, to the knowledge of the Company, no union organizational attempts are pending. There has been no change in the relationship of the Company or any Subsidiary with any of its principal suppliers, manufacturers, contractors or customers resulting in or that could result in a Material Adverse Effect.

          (s) Neither the Company nor any Subsidiary is an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (t) All federal, state and local tax returns required to be filed by or on behalf of the Company or any Subsidiary have been filed (or are the subject of valid extension) with the appropriate federal, state and local authorities (except where the failure to file would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole), and all such tax returns, as filed, are accurate in all material respects; all federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company or such Subsidiary have been paid or reflected as a liability on the financial statements of the Company or such Subsidiary for appropriate periods; all deficiencies asserted as a result of any federal, state or local tax audits have been paid or finally settled, and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited; to the knowledge of the Company, no state of facts exist or has existed which would constitute grounds for the assessment of any material tax liability with respect to the periods which have not been






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     audited by appropriate federal, state or local authorities; there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return of any period; and neither the Company nor any Subsidiary has ever been a member of an affiliated group of corporations filing consolidated federal income tax returns, other than a group of which the Company is the common parent. A valid election with respect to the taxation of MPW Industrial Service, Inc. under Subchapter S of the Internal Revenue Code of 1986, as amended, has been continuously in effect with respect to the Company from December 31, 1986, through October 30, 1997.

          (u) Except for the Company's group health, life, disability or other welfare plan and its contributory or noncontributory defined contribution retirement plan and defined benefit retirement plans listed on a schedule attached hereto (collectively, the "Plans"), neither the Company nor any Subsidiary is a participating employer or plan sponsor with respect to any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any employee welfare benefit plan as defined in Section 3(l) of ERISA, including, without limitation, any multiemployer welfare or pension plan. With respect to the Plans, the Company is in substantial compliance with all applicable regulations, including ERISA and the Code. With respect to each defined benefit retirement plan, such plan does not have benefit liabilities (as defined in Section 4001(a)(16) of ERISA) exceeding the assets of the plan. The Company or the administrator of each of the Plans, as the case may be, has timely filed the reports required to be filed by ERISA and the Code in connection with the maintenance of the Plans, and no facts, including, without limitation, any "reportable event" as defined by ERISA and the regulations thereunder, exist in connection with the Plans which, under applicable law, would constitute grounds for the termination of any of the Plans by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any of the Plans.

          (v) The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) None of the Company, any Subsidiary, any officer or director of the Company or any Subsidiary, or any person who owns, of record or beneficially, any class of securities issued by the Company is: (i) an officer, director or partner of any brokerage firm, broker or dealer that is a member of the NASD ("NASD Member"); or (ii) directly or indirectly, a "person associated with" an NASD member or an "affiliate", of an NASD member, as such



                                     - 9 -
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     terms are used in the NASD Rules of Fair Practice, other than Tim Walsh who is on the Board of Directors of Farm Family Financial Services, Inc., which is a wholly-owned subsidiary of Farm Family Holdings, Inc., a member of the NASD. In addition, neither the Company nor any Subsidiary has issued or transferred any Common Stock, warrants, options or other securities, or any other items of value, to any of the Underwriters or any "related person" of any Underwriter, as such term is used in the NASD Rules of Fair Practice, except as provided in this Agreement.

          (x) The Company has prepared and filed with the Commission a registration statement for the Common Stock pursuant to Section 12(g) of the Exchange Act. Such registration statement either has been declared effective by the Commission under the Exchange Act or will be declared effective by the Commission prior to or concurrently with the commencement of the public offering of the Shares. The Common Stock has been approved for designation upon notice of issuance as a Nasdaq National Market security on The Nasdaq Stock Market ("Nasdaq") concurrently with the effectiveness of the Registration Statement.

          (y) All offers and sales of the securities of the Company and each Subsidiary prior to the date hereof were made in compliance with the Act and all other applicable state and federal laws or regulations.

          (z) The Company has obtained for the benefit of the Underwriters the agreement, enforceable by Raymond James & Associates, Inc. ("Raymond James"), of each of the officers, directors, and shareholders of the Company, that for a period of 180 days after the date of the Prospectus, such persons will not, without the prior written consent of Raymond James, directly or indirectly, offer, sell, transfer, or pledge, contract to sell, transfer or pledge, or cause or in any way permit to be sold, transferred, pledged, or otherwise disposed of, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by any such shareholder in accordance with the applicable regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option, warrant or other convertible security); or (iii) securities that are convertible or exchangeable into shares of Common Stock.

     A certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Principal Shareholder to the Underwriters as to the matters covered thereby. A certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in section 8(d) will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.




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     SECTION 3. REPRESENTATION OF UNDERWRITERS. The Representatives will act as the representatives for the several Underwriters in connection with the public offering of the Shares, and any action under or in respect of this Agreement taken by the Representatives will be binding upon all of the Underwriters.

     SECTION 4. INFORMATION FURNISHED BY THE UNDERWRITERS. The information set forth in the last paragraph on the outside front cover page of the Prospectus concerning the terms of the offering by the Underwriters, the paragraph on the inside front cover page of the Prospectus relating to stabilization practices, and the third, fifth and eighth paragraphs appearing under the caption "Underwriting" in the Prospectus constitute all of the information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus, as such information is referred to in this Agreement.

     SECTION 5. PURCHASE, SALE AND DELIVERY OF SHARES.

          (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters identified in Schedule I annexed hereto 3,750,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares as hereinafter set forth at the price per share of $_____. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Firm Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Firm Shares to be sold by the Company as the number of shares set forth opposite the name of such Underwriter in Schedule I annexed hereto bears to the total number of Firm Shares to be purchased by all of the Underwriters under this Agreement.

          (b) On the First Closing Date (as hereinafter defined), the Company will deliver to the Representatives, at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, or through the facilities of The Depository Trust Company, for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them against payment in St. Petersburg, Florida, of the purchase price therefor by wire transfer or certified or official bank check or checks in New York Clearing House (next day) funds payable to the order of the Company with respect to the Firm Shares being sold by the Company. As referred to in this Agreement, the "First Closing Date" shall be on the third full business day after the date of the Prospectus, at 9:00 a.m. Eastern time, or at such other date or time not later than ten full business days after the date of the Prospectus as the Representatives and the Company may agree. The certificates for the Firm Shares to be so delivered will be in denominations and registered in such names as the Representatives request by notice to the Company, prior to the First Closing Date, and such certificates will be made available for checking and packaging at 9:00 a.m. Eastern time on the first full business day preceding the First Closing Date at a location to be designated by the Representatives.

          (c) In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, shall have the right at any time within 30 days after the date of the Prospectus to purchase up to 562,500 Optional Shares from the Company at the purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised upon notice by the Representatives to the Company within 30 days after the date of the Prospectus setting forth the aggregate number of Optional Shares to be purchased by the Underwriters and sold by the Company, the names and denominations in which the certificates for such shares are to be registered and the date and place at which such certificates will be delivered. Such date of delivery (the "Second Closing Date") shall be determined by the Representatives, provided that the Second Closing Date, which may be the same as the First Closing Date, shall not be earlier than the First Closing Date and, if after the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice to exercise. The number of Optional Shares to be sold by the Company pursuant to such notice shall equal that number of full Optional Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Optional Shares to be purchased by the Underwriters as the number of Firm Shares to be sold by the Company under this Agreement bears to the total number of Firm Shares. Certificates for the Optional Shares will be made available for checking and packaging at 9:00 a.m. Eastern time, on the first full business day preceding the Second Closing Date at a location to be designated by the Representatives. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Optional Shares shall be the same as for the Firm Shares.

          (d) The Representatives have advised the Company that each Underwriter has authorized the Representatives to accept delivery of the Shares and to make payment therefor. It is understood that the Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement. As referred to in this Agreement, "Closing Date" shall mean either the First Closing Date or the Second Closing Date.

     SECTION 6. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

          (a) If the effective time of the Registration Statement is not prior to the execution and delivery of this Agreement, the Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, upon notification from the Commission that the Registration Statement has become effective, will so advise the Representatives and counsel to the Underwriters promptly. If the effective time of the Registration Statement is prior to the execution and delivery of this Agreement and any information shall have been omitted therefrom in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Representatives with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) and Rule 430A under the Act and, if the Representatives do not object to the contents thereof, will comply with such Rules. Upon compliance with such Rules, the Company will so advise the Representatives promptly. The Company will advise the Representatives and counsel to the Underwriters promptly of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Representatives and counsel to the Underwriters promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) if the Representatives have not been furnished with a copy prior to such filing (with a reasonable opportunity to review such amendment or supplement) or if the Representatives object to such filing.

          (b) If, at any time when a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Prospectus to comply with the Act, the Company promptly will advise the Representatives and counsel to the Underwriters and will promptly prepare and file with the Commission, at its expense, an amendment to the Registration Statement which will correct such statement or omission or an amendment which will effect such compliance; and, if any Underwriter is required to deliver a prospectus after the effective date of the Registration Statement, the Company, upon request of the Representatives, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use, in accordance with the provisions of the Act and with the Blue Sky Laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, of each Preliminary Prospectus.

          (c) Neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or enter into any transaction with an "affiliate," as defined in Rule 405 under the Act, which is required to be described in the Prospectus pursuant to Item 404 of Regulation S-K under the Act, except as described in the Prospectus.

          (d) Neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, acquire any of the Common Stock nor will the Company declare or pay any dividend or make any other distribution upon its Common Stock payable to shareholders of record on a date prior to the Second Closing Date, if any, except as described in the Prospectus.

          (e) The Company will make generally available to its security holders and the Representatives an earnings statement as soon as practicable, but in no event later than 60 days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, covering a period of 12 consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.

          (f) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish to the Representatives, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Representatives may reasonably request.

          (g) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

          (h) The Company will cooperate with the Representatives and counsel to the Underwriters in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Representatives designates, and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or to take any action that would subject it to service of process in any jurisdiction where it is not now subject. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of the lesser of (i) one year from the date of the Prospectus or (ii) the time necessary to complete the Offering in such state . The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act, and the Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.

          (i) During the period of three years from the date of the Prospectus, the Company will furnish to each of the Representatives and to each of the other Underwriters who may so request, as soon as available, each report, statement or other document of the Company or its Board of Directors mailed to its shareholders or filed with the Commission, and such other information concerning the Company as the Representatives may reasonably request.

          (j) The Company shall deliver the requisite notice of issuance to Nasdaq and shall take all necessary or appropriate action within its power to maintain the authorization for trading of the Common Stock as a Nasdaq National Market security, or take such action to authorize the Common Stock for listing on the New York Stock Exchange or the American Stock Exchange, if applicable, for a period of at least 36 months after the date of the Prospectus.

          (k) Except for the issuance and sale by the Company of Common Stock upon exercise of presently existing outstanding stock options, the sale of the Shares to be sold by the Company pursuant to this Agreement, and the grant of employee stock options pursuant to the Company's 1997 Stock Option Plan, a copy of which is filed as an exhibit to the Registration Statement, and provided that none of such options shall be exercisable during the 180-day period herein described, the Company shall not, for a period of 180 days after the date of the Prospectus, without the prior written consent of Raymond James, directly or indirectly, offer, sell or otherwise dispose of, contract to sell or otherwise dispose of, or cause or in any way permit to be sold or otherwise disposed of, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock; or (iii) securities that are convertible or exchangeable into shares of Common Stock.

          (l) The Company will maintain a transfer agent and, if required by law or the rules of The Nasdaq Stock Market or any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock. The Company shall, as soon as practicable after the date hereof, use its best efforts to obtain listing in Standard and Poor's Stock Guide, or such other recognized securities manuals for which it may qualify for listing, and the Company shall use its best efforts to maintain such listings for at least five years after the First Closing Date.

          (m) If the sale to the Underwriters of the Shares is not consummated for any reason other than termination of this Agreement pursuant to section 11 hereof, without limiting any other rights the Underwriters may have, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters), that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares, and the provisions of sections 7 and 10 hereof shall at all times be effective and apply.

          (n) The Company will use its best efforts to comply or cause to be complied with the conditions to the obligations of the Underwriters in section 8 hereof.


     SECTION 7. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective, or if this Agreement is terminated for any reason, the Company will pay the costs, fees and expenses incurred in connection with the public offering of the Shares. Such costs, fees and expenses to be paid by the Company include, without limitation:

          (a) All costs, fees and expenses (excluding the expenses incurred by the Underwriters and the legal fees and disbursements of counsel for the Underwriters, but including such fees and disbursements described in subsection (b) of this section 7) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing: the registration fees related to the filing of the Registration Statement with the Commission; the fees and expenses related to the quotation of the Shares on the Nasdaq Stock Market or other national securities exchange; the fees and expenses of the Company's counsel, accountants, transfer agent and registrar; the costs and expenses incurred in connection with the preparation, printing, shipping and delivery of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all agreements and supplements provided for herein, this Agreement and any Blue Sky memoranda, including, without limitation, shipping expenses via overnight delivery and/or courier service to comply with applicable prospectus delivery requirements; and the costs and expenses associated with the production of materials related to, and travel expenses incurred by the management of the Company in connection with, the various meetings to be held between the Company's management and prospective investors.

          (b) All registration fees and expenses, including legal fees and disbursements of counsel for the Underwriters incurred in connection with qualifying or registering all or any part of the Shares for offer and sale under the Blue Sky Laws and the clearing of the public offering and the underwriting arrangements evidenced hereby with the NASD.

          (c) All fees and expenses related to printing of the certificates for the Shares, and all transfer taxes, if any, with respect to the sale and delivery of the Shares.

     SECTION 8. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and the Principal Shareholder herein set forth as of the date hereof and as of each Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions, unless waived in writing by the Representatives:

          (a) The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m., Washington, D.C. time, on the day prior to the date of this Agreement, or such later time as shall have been consented to by the Representatives; all filings required by Rules 424(b) and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company or the Principal Shareholder, shall any proceedings for that purpose have been initiated or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the satisfaction of the Representatives.

          (b) Since the dates as of which information is given in the Registration Statement:

               (i) there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; and

               (ii) the Company shall not have sustained any material loss or interference from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree, the effect of which on the Company, in any such case described in clause
     (i) or (ii) above, is in the opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

          (c) The Representatives shall not have advised the Company that the Registration Statement or the Prospectus contains an untrue statement of fact that, in the opinion of the Representatives or counsel for the Underwriters, is material, or omits to state a fact that, in the opinion of the Representatives or such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (d) The Representatives shall have received an opinion of Jones, Day, Reavis & Pogue, counsel for the Company addressed to the Representatives, as the representatives of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (i) The Company has been duly organized and is validly existing as a corporation and in good standing in its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Prospectus and the

          Registration Statement; the Company is not registered and qualified to do business as a foreign corporation under the laws of any jurisdiction;

               (ii) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, no par value per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share, and all such stock conforms as to legal matters to the descriptions thereof in the "Description of Capital Stock" in the Prospectus and the Registration Statement;

               (iii) The issued and outstanding shares of capital stock of the Company immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable, and there are no statutory preemptive rights to subscribe for or purchase any shares of capital stock of the Company;

               (iv) Except for the Subsidiaries, the Company has no subsidiaries, and the Company does not own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization except as described in the Prospectus and the Registration Statement; each of MPW Industrial Services, Inc., MPW Management Services Corp., Weston Engineering, Inc., Aquatech Environmental, Inc., ESI International, Inc., and ESI North Limited (collectively, the "Significant Subsidiaries" and individually, a "Significant Subsidiary") has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Registration Statement; each Significant Subsidiary is duly registered or qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, the jurisdictions set forth in Attachment 1 to such opinion; the issued and outstanding shares of the capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and there are no statutory preemptive rights to subscribe for or purchase any shares of capital stock of any Significant Subsidiary; the Company owns directly or indirectly and, to such counsel's knowledge, beneficially all of the issued and outstanding capital stock of each Subsidiary, free and clear of any and all liens, claims, encumbrances and security interests;

               (v) The certificates for the Shares to be delivered hereunder conform in all material respects to the requirements of applicable law; and when duly countersigned by the Company's transfer agent, and delivered to the Representatives or upon the order of the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares to be sold by the Company represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and free of any preemptive rights to subscribe for or purchase shares of Common Stock;

               (vi) The Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are threatened under the Act or any Blue Sky Laws; the Registration Statement and the Prospectus and any amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; no facts have come to the attention of such counsel which lead it to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (except for the financial statements and other financial and statistical data included therein as to which such counsel need express no opinion); to the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, required to be described in the Registration Statement or the Prospectus which are not so described or which question the validity of this Agreement or any action taken or to be taken pursuant thereto, nor is there any transaction, relationship, agreement, contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement by the Act, which is not described or filed as required;

               (vii) The Company has full corporate power and authority to enter into and perform this Agreement; the performance of the Company's obligations hereunder and the consummation of the transactions described herein have been duly authorized by the Company by all necessary corporate action and this Agreement has been duly executed and delivered by and on behalf of the Company, and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that rights to indemnity or contribution may be limited by applicable law or the public policy underlying such law and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by equitable principles limiting the right to specific performance or other equitable relief; no consent, approval, authorization or other order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement (except for compliance with the Act, the Exchange Act, applicable Blue Sky Laws and the clearance of the underwriting arrangements by the NASD);

               (viii) The execution, delivery and performance of this Agreement by the Company will not: (A) violate any provisions of the Charter or By-laws of the Company or any Subsidiary; (B) violate, to the best of such counsel's knowledge, any provisions of, or result in the breach, modification or termination of, or constitute a default under, any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, other evidence of indebtedness or other instrument to which the Company or any Subsidiary is a party or by which the Company or such Subsidiary, or any of their respective owned or leased property is bound, and which is filed as an exhibit to the Registration Statement; or (C) violate, to the best of such counsel's knowledge, any statute, ordinance, order, rule, decree or regulation of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or any Subsidiary (assuming compliance with all applicable federal and state securities laws);

               (ix) To the best of such counsel's knowledge, except as described in the Prospectus, there are no holders of Common Stock or other securities of the Company, or securities that are convertible or exchangeable into Common Stock or other securities of the Company, that have rights to the registration of such securities under the Act or any Blue Sky Laws;

               (x) Neither the Company nor any Subsidiary is an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, and, upon its receipt of any proceeds from the sale of the Shares, the Company will not become or be deemed to be an "investment company" thereunder;

               (xi) The description in the Registration Statement and the Prospectus of statutes, law, regulations, legal and governmental proceedings, and contracts and other legal documents described therein, insofar as they purport to summarize or characterize certain of the provisions thereof, fairly and correctly present, in all material respects, the information required to be included therein by the Act; and

     In rendering such opinion, counsel for the Company may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of officers of the Company and of governmental officials, and copies of all such certificates shall be furnished to the Representatives and for the Underwriters on or before each Closing Date.

               (e) The Representatives shall have received an opinion of McDermott, Will & Emery, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

               (f) The Representatives shall have received on each Closing Date, a certificate of Monte R. Black, Chief Executive Officer, and Ira O. Kane, President and Chief Operating Officer, of the Company, to the effect that:

                    (i) The representations and warranties of the Company and
               the Principal Shareholder set forth in section 2 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate;

                    (ii) The Commission has not issued an order preventing or
               suspending the use of the Prospectus or any Preliminary Prospectus or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signatories, no proceedings for that purpose have been initiated or are pending or contemplated under the Act or under the Blue Sky Laws of any jurisdiction;

                    (iii) Each of the respective signatories has carefully
               examined the Registration Statement and the Prospectus, and any amendment or supplement thereto, and such documents contain all statements required to be stated therein, and do not include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; and

                    (iv) Since the date on which the Registration Statement was initially filed with the Commission, there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Prospectus and the Registration Statement as heretofore amended or

               (but only if the Representatives expressly consent thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any liability or obligation, direct or indirect, or entered into any transaction which is material to the Company; since such date and except as so disclosed, there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company in the short-term debt or long-term debt of the Company; since such date and except as so disclosed, the Company has not acquired any of the Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend, or made any other distribution, upon its outstanding Common Stock payable to shareholders of record on a date prior to such Closing Date; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

     The delivery of the certificate provided for in this subsection (f) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii), (iii) and (iv) to be set forth in said certificate.


               (g) At the time this Agreement is executed and also on each Closing Date, there shall be delivered to the Representatives a letter addressed to the Representatives, as the representatives of the Underwriters, from Ernst & Young LLP, the Company's independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (if applicable) to be dated the Second Closing Date, which shall be in form and substance satisfactory to the Representatives and shall contain information as of a date within five days of the date of such letter. There shall not have been any change or decrease set forth in any of the letters referred to in this subsection (g) which makes it impracticable or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

               (h) The Shares shall have been qualified or registered for sale under the Blue Sky Laws of such jurisdictions as shall have been specified by the Representatives, if any, the underwriting terms and arrangements for the offering shall have been cleared by the NASD, and the Common Stock shall have been designated for inclusion as a Nasdaq National Market security on The Nasdaq Stock Market and shall have been registered under the Exchange Act.

               (i) Such further certificates and documents as the Representatives may reasonably request (including certificates of officers of the Company).

               (j) Each of the directors, officers, and shareholders of the Company shall have entered into the holdback agreements described in
          Section 2(z) above.

               (k) Each of the shareholders of the Company owning more than 5% of the Common Stock of the Company shall have entered into the Tax Indemnification Agreement with the Company in the form and substance acceptable to the Underwriters.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Representatives and to McDermott, Will & Emery, counsel for the Underwriters. The Company shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied, this Agreement at the election of the Representatives will terminate upon notification to the Company without liability on the part of any Underwriter, including the Representatives, the Company except for the provisions of section 6(n) hereof, the expenses to be paid by the Company pursuant to section 7 hereof and except to the extent provided in section 10 hereof.

     SECTION 9. MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

     SECTION 10. INDEMNIFICATION.

          (a) The Company and the Principal Shareholder, jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof ("Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation), insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof

     (any such document, application or information being hereinafter called a "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company and the Principal Shareholder agree to reimburse each Underwriter and each such controlling person for any legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim; provided, however, that the Company and the Principal Shareholder will not be liable in any such case to the extent that: (i) any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company pursuant to section 4 of this Agreement; or (ii) such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such Claim suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering, and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Act, unless such failure was due to failure by the Company to provide copies of the Prospectus to the Underwriters as required by this Agreement. The indemnification obligations of the Company and the Principal Shareholder as provided above are in addition to and in no way limit any liabilities the Company and the Principal Shareholder may otherwise have. Notwithstanding any provision of this Section 10 to the contrary, the liability of the Principal Shareholder to the Underwriters arising under this Section 10 shall not exceed $16 million.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act and the Principal Shareholder against any Claim to which the Company, or any such director, officer, controlling person or Principal Shareholder may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and Raymond James), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance solely upon and in conformity with the written information furnished by the Representatives to the Company pursuant to section 4 of this Agreement. Each Underwriter will severally reimburse any legal fees or other expenses incurred by the Company, or any such director, officer, controlling person or Principal Shareholder in connection with investigating or defending any such Claim, and from any and all Claims solely resulting from failure of an Underwriter to deliver a Prospectus, if the person asserting such Claim purchased Shares from such Underwriter and a copy of the Prospectus (as then amended if the Company shall have furnished any amendments thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this section or otherwise except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall, pursuant to written advice from counsel, have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

          (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

               (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (c) of this section (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel, approved by Raymond James, if one or more of the Underwriters or their controlling persons are the indemnified parties);

               (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or

               (iii) the indemnifying party has authorized in writing the employment of counsel at the expense of the indemnifying party.

          (e) If the indemnification provided for in this section is unavailable to or insufficient to hold harmless an indemnified party under subsection
     (a) or (b) hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

               (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Principal Shareholder, and the Underwriters from the offering of the Shares; or

               (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, the Principal Shareholder, and the Underwriters in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.

     The relative benefits received by each of the Company, the Principal Shareholder and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company and the Principal Shareholder are responsible for the remaining portion. The relative fault of the Company, the Principal Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Principal Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (c) and
(d) of this section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (f) The Company, the Principal Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (d) of this section. Notwithstanding the other provisions of this section, no Underwriter shall be required to contribute any amount that is greater than the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this section are several in proportion to their respective underwriting commitments and not joint.


     SECTION 11. DEFAULT OF UNDERWRITERS. It shall be a condition to the obligations of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter provided in this section, each of the Underwriters shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than 10% of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Company and the Principal Shareholder except for the expenses to be paid by the Company pursuant to section 7 hereof and except to the extent provided in section 10 hereof.

     In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 12. EFFECTIVE DATE. This Agreement shall become effective upon (i) the execution and delivery of this Agreement by the parties hereto and (ii) release of notification of the effectiveness of the Registration Statement by the Commission. Such execution and delivery shall include an executed copy of this Agreement sent by facsimile transmission or other means of transmitting written documents.

     SECTION 13. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to or on the First Closing Date and the over-allotment option from the Company referred to in section 5 hereof, if exercised, may be cancelled by the Representatives at any time prior to or on the Second Closing Date, if in the judgment of the Representatives, payment for and delivery of the Shares is rendered impracticable or inadvisable because:

          (a) additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the American Stock Exchange, or trading in securities generally shall have been suspended or materially limited on either such exchange or on The Nasdaq Stock Market or a general banking moratorium shall have been established by either federal or state authorities in New York, Ohio, or Florida;

          (b) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect which cannot be cured by an amendment thereto; or

          (c) an outbreak or escalation of hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the judgment of the Representatives, as to have a material adverse effect on the financial markets of the United States, or to make it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares as provided in this Agreement.

     Any termination pursuant to this Section shall be without liability on the part of any Underwriter to the Company and the Principal Shareholder, or on the part of the Company and the Principal Shareholder to any Underwriter, except for expenses to be paid by the Company pursuant to section 6 hereof or reimbursed by the Company pursuant to section 6(n) hereof and except as to indemnification to the extent provided in section 10 hereof.

     SECTION 14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers or directors, of the Principal Shareholder and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Principal Shareholder or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

     SECTION 15. NOTICES. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Thomas
W. Mullins, Senior Vice President, with a copy to Timothy R.M. Bryant, McDermott, Will & Emery, 227 W. Monroe, Chicago, Illinois 60606, and if sent to the Company or the Principal Shareholder, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Company or the Principal Shareholder, respectively at MPW Industrial Services Group, Inc., 9711 Lancaster Road, S.E., Hebron, Ohio, 43025, Attention: Ira O. Kane, with a copy to Jones, Day, Reavis & Pogue, 41 South High Street, 19th Floor, Columbus, Ohio, 43215, Attention: Robert J. Gilker.

     SECTION 16. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in section 10 hereof and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 17. PARTIAL UNENFORCEABILITY. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph clause or provision hereof.

     SECTION 18. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Principal Shareholder and the several Underwriters, including the Representatives, all in accordance with its terms.


                                           Very truly yours,

                                           MPW INDUSTRIAL SERVICES GROUP, INC.


                                           By:
                                              --------------------------------


THE PRINCIPAL SHAREHOLDER:



--------------------------
Monte R. Black

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

RAYMOND JAMES & ASSOCIATES, INC.
ROBERT W. BAIRD & CO. INCORPORATED

By: RAYMOND JAMES & ASSOCIATES, INC.
    Acting as Representatives of the several
    Underwriters (including themselves) identified
    in Schedule I annexed hereto.


By:
   -----------------------------------
    Authorized Representative

                       MPW INDUSTRIAL SERVICES GROUP, INC.

                                   SCHEDULE I



                                                       Number of Firm Shares
Name of Underwriter                                       to be Purchased
Raymond James & Associates, Inc.  . . . . . .
Robert W. Baird & Co. Incorporated. . . . . .










                                                       ---------------------
         Total                                                3,750,000